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Target Corporation
(A Minnesota Corporation)

List of Subsidiaries
(As of April 1, 2001)

AMC Guatemala Sociedad Anonima (Guatemala)
AMC Honduras, S.A. (Honduras)
AMC(S) Pte., Ltd. (Singapore)
Amcrest Corporation (NY)
Amcrest France Sarl (Paris, France)
The Associated Merchandising Corporation (NY)
Associated Merchandising Corporation GmBH (Frankfurt, Germany)
Boulder Bridge I Development Corporation (MN)
Boulder Bridge II Development Corporation (MN)
Boulder Bridge III Development Corporation (CA)
Bullseye Corporation (DE)
Cahill & Company, Inc. (MN)
Daily Planet Company (MN)
Dayton Credit Company (MN)
Dayton Development Company (MN)
Dayton's Commercial Interiors, Inc. (MN)
Dayton's Iron Horse Liquors, Inc. (MN)
DBI, Ltd. (IL)
Eighth Street Development Company (MN)
Highbridge Company (MN)
Highbridge Music Company (MN)
Hometown America Company (MN)
Marshall Field's Chicago, Inc. (DE)
Mayfair Wine & Liquor Shop, Inc. (WI)
Mervyn's (CA)
Mervyn's Brands, Inc. (MN)
Mervyn's, Inc. (DE)
Northern Creations Company (MN)
Northern Fulfillment Services Company (MN)
PBI, Inc. (WI)
Retail Properties, Inc. (DE)
Retailer's National Bank, N.A.
RiverCrossings Company (MN)
Rivertown Trading Company (MN)
Rooftop, Inc. (MN)
Rowley & Schlimgen, Inc. (WI)
RTC Holding, Inc. (MN)
STL of Nebraska, Inc. (MN)
Strata Merchandising, Ltd. (London, England)
SuperTarget Liquor of Texas, Inc. (TX)
Target Brands, Inc. (MN)
Target Capital Corporation (MN)
Target Connect, Inc. (MN)
Target Customs Brokers, Inc. (MN)
target.direct LLC (MN)
Target Foundation (a MN not-for-profit organization)
Target Insurance Agency, Inc. (MN)
Target Receivables Corporation (MN)
Target Services, Inc. (MN)
Target Stores, Inc. (MN)

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Target Corporation (A Minnesota Corporation) List of Subsidiaries (As of April 1, 2001)